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                                                                    EXHIBIT 10.6


                   ADVERTISING SALES REPRESENTATIVE AGREEMENT

         This Advertising Sales Representative Agreement ("Agreement") is made and entered into as of this 8th day of May, 2001 ("Effective Date"), by and between NTN Communications, Inc., a Delaware corporation ("COMPANY"), and Baron Enterprises, Inc., a California corporation ("REPRESENTATIVE").

                                    RECITALS

         1. A glossary of terms used with initial capital letters and other terms defined for purposes of this Agreement is set forth in Exhibit "A" at the end of this Agreement and is incorporated by reference into the Agreement.

         2. COMPANY produces and programs two-way (interactive) entertainment and operates an interactive network in the United States that broadcasts multi-player, multi-platform programming to group viewing locations, interactive cable networks, online services and the Internet.

         3. The Advertising Services covered by this Agreement are more particularly described on Exhibit "A".

         4. REPRESENTATIVE desires to serve as independent sales representative for the Advertising Services.

         NOW, THEREFORE, in consideration of the recitals, premises and mutual covenants contained in this Agreement, the parties agree as follows:

         1. Appointment. Subject to the terms and conditions of this Agreement, COMPANY grants to REPRESENTATIVE the exclusive right to solicit orders for Advertising Services from: i) advertisers within the non-"food and beverage" industry other than those identified in Exhibit "B"; from Media; and from any other advertiser to whom COMPANY grants REPRESENTATIVE solicitation rights in writing during the term of this Agreement. All contracts for Advertising Services are subject to, and not valid and binding in the absence of, prior written approval by an officer of the COMPANY.

         2. Relationship of the Parties. REPRESENTATIVE is not an employee, partner or co-venturer of COMPANY for any purpose, and shall act only as an independent contractor. REPRESENTATIVE shall adhere to COMPANY's Standards of Usage for Authorized Representatives. REPRESENTATIVE shall be solely responsible for the method, manner and means of its performance in compliance with this Agreement. REPRESENTATIVE is not required to work any particular number of hours per week or work on any particular days. REPRESENTATIVE does not have any authority, and shall not hold itself out as having authority, either express or implied, to make any commitment or representation on behalf of COMPANY or incur any debt or obligation on behalf of COMPANY.



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         3. Term. The term of this Agreement shall be one (1) year, commencing
April 2, 2001, and ending on April 1, 2002, unless sooner terminated in accordance with this Agreement.

         4. Compensation.

                  4.1 COMPANY shall pay REPRESENTATIVE as compensation a commission at the Commission Rate applied to Net Advertising Revenues resulting from Advertising Contracts solicited solely by REPRESENTATIVE and included in the invoiced amount, and after deducting any discounts, credits or offsets, if any.

                  4.2 REPRESENTATIVE shall be granted, as of the April 2, 2001 commencement of the Term, a warrant to purchase 20,000 shares of NTN common stock at a price of $0.50 per share, exercisable by REPRESENTATIVE for a period of three (3) years through and including April 1, 2001 (the "Warrant"). The Warrant shall vest and become exercisable as to one-twelfth (1/12th) of the total shares of common stock issuable thereunder on the last business day of April 2001 and each month immediately thereafter, subject to REPRESENTATIVE's continuous representation of COMPANY as set forth herein.

                  4.3 If the Agreement is terminated by COMPANY or expires without renewal, COMPANY shall pay to REPRESENTATIVE a commission at the rate of fifteen percent (15%) of Net Advertising Revenue received by COMPANY for any Advertising Contract solicited solely by REPRESENTATIVE, existing at the time of termination or expiration, that renews during the twelve (12) month period immediately subsequent to expiration or termination of the Advertising Contract (the "Surviving Commission"). In the event this Agreement is terminated by REPRESENTATIVE, no Surviving Commission will be payable hereunder.

                  4.4 REPRESENTATIVE shall be entitled to no other compensation or consideration for the performance of REPRESENTATIVE hereunder. Notwithstanding any other provision of this Agreement, REPRESENTATIVE shall not be entitled to any compensation from COMPANY in respect of any Advertising Contracts to the extent that the compensation from the advertiser to the COMPANY under such Advertising Contract is in the form of in-kind or trade credit and not cash.

                  4.5 Commissions shall be paid within thirty (30) days of the date of any COMPANY invoice for Net Advertising Revenues or upon payment of invoice, whichever occurs first. With each commission payment, COMPANY will provide to REPRESENTATIVE a written accounting of all Advertising Contracts for which commissions are being paid, including the client's name, and the invoice number, and the rate of commission for each order, and information concerning any reductions offset against the commissions or billed to REPRESENTATIVE.

                  4.6 If any advertiser fails to pay an invoice within ninety
(90) days after the date due, then COMPANY may deduct commissions previously paid on account of such invoiced Advertising Services from currently payable commissions. If the invoice is subsequently collected, COMPANY shall repay the commission, less COMPANY's cost of collection.



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                  4.7 If the Agreement is terminated or expires, the Agreement shall remain applicable to all Advertising Contracts solicited by REPRESENTATIVE and accepted by the COMPANY prior to the effective date of termination.

                  4.8 COMPANY shall pay to REPRESENTATIVE $5,000 per month as a recoverable advance against commissions to be earned (the "Monthly Advance"), up to a maximum aggregate of $60,000 per year (the "Annual Draw"). COMPANY shall pay any and all commissions pursuant to Section 4.1 hereof against the Annual Draw first; thereafter, the Monthly Advance will resume at such time as the Monthly Advance times the number of months lapsed since the commission was earned is equal to or greater than the commission paid. Partial months shall be prorated. Such advances shall be paid on or before the 15th day of each month in which due. Any amount paid hereunder shall be offset against any commissions owed to REPRESENTATIVE. In no event shall advances paid hereunder exceed $60,000 per year. In the event commissions equal or exceed $60,000 during any one (1) year period, COMPANY shall no longer be obligated to pay to REPRESENTATIVE the monthly advance pursuant to this Section 4.7. COMPANY reserves the right, in its sole discretion, to modify the amount of the advance paid against commissions upon thirty (30) days' prior written notice to REPRESENTATIVE.

         5. Duties of REPRESENTATIVE. REPRESENTATIVE shall have the following duties and obligations:

                  5.1 REPRESENTATIVE shall exercise its best efforts vigorously and effectively to market and promote the sale of the Advertising Services.

                  5.2 REPRESENTATIVE shall cooperate fully with COMPANY in the development and implementation of a sales and marketing program for the Advertising Services. Without limiting the foregoing, REPRESENTATIVE shall advise COMPANY on issues relating specifically to the provision of Advertising Services to advertisers in the non-"food and beverage" industry and related industries. REPRESENTATIVE shall provide a written analysis of marketing opportunities for Advertising Services to the non-"food and beverage" industry on or before March 1 of each year during which this Agreement is in effect.

                  5.3 REPRESENTATIVE shall have the authority to employ such sales personnel as REPRESENTATIVE deems proper to solicit sales for the Advertising Services. Such sales employees shall be employees of REPRESENTATIVE, to be paid by REPRESENTATIVE, and not employees or agents of COMPANY. All sales personnel are subject to the terms and conditions of this Agreement. REPRESENTATIVE shall maintain in effect Worker's Compensation Insurance in accordance with applicable law.

                  5.4 REPRESENTATIVE shall submit the form and content of any advertising containing COMPANY's name or Marks or containing representations or depictions of any of the Advertising Services to COMPANY for approval prior to any release, publication, dissemination or use.



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                  5.5 REPRESENTATIVE shall at all times act in a manner
consistent with the highest standards of fair trade, fair competition and business ethics. REPRESENTATIVE shall obtain COMPANY's prior written approval of all means, methods and materials used by REPRESENTATIVE to promote COMPANY and Advertising Services to third parties including but not limited to advertisers and advertising agencies.

                  5.6 REPRESENTATIVE shall not, nor shall it permit any of its affiliates to, engage in the marketing, promotion or sale of any services, regardless of price, which are competitive with or in any manner similar to the Advertising Services except as authorized in writing by COMPANY. Nothing herein shall preclude REPRESENTATIVE from marketing or promoting the sale of any services that are not competitive with the Advertising Services.

                  5.7 REPRESENTATIVE shall not make any representations or warranties on behalf of COMPANY.

                  5.8 REPRESENTATIVE shall bear all its expenses for the operation of its offices and its activities under this Agreement. COMPANY shall not be required to furnish any facilities, materials, equipment, supplies or services to or for REPRESENTATIVE. Without limiting the foregoing, COMPANY may, without being contractually bound to do so, provide REPRESENTATIVE with such materials as it may deem in its sole and absolute discretion to be of assistance to REPRESENTATIVE in the solicitation of Advertising Services pursuant to this Agreement.

                  5.9 REPRESENTATIVE shall comply with all applicable laws and regulations, including employment related laws, and shall obtain and maintain any and all permits, certificates, licenses or insurance necessary for the proper conduct of its duties and obligations under this Agreement.

                  5.10 Upon request, and not less than once per calendar month, REPRESENTATIVE shall report to COMPANY sales forecasts and other information relating to pending or projected solicitations for purchases of Advertising Services.

                  5.11 Upon request, REPRESENTATIVE shall furnish to COMPANY its financial statements in sufficient detail to establish REPRESENTATIVE's ability to perform under this Agreement.

                  5.12 REPRESENTATIVE shall maintain records of all its activities with respect to the solicitation of Advertising Contracts and the performance of Advertising Services and the records shall be open for inspection and copying by COMPANY upon reasonable notice.

                  5.13 REPRESENTATIVE shall hold itself out to the public as being independent of COMPANY.



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         6. Cooperation with other Advertising Sales Representatives.
REPRESENTATIVE understands that COMPANY may retain one or more other advertising sales representatives for purposes of soliciting purchases of Advertising Services from advertisers who are not in the non-"food and beverage" industry. REPRESENTATIVE agrees that the terms of this Section 6 shall govern its relationship with any OTHER REPRESENTATIVE during the term of this Agreement.

         7. Sales. COMPANY shall have the sole right to establish prices, discounts, specifications and terms governing the sale of the Advertising Services, all of which may be changed from time to time without notice to REPRESENTATIVE.

         8. Credit. COMPANY shall have the sole right of customer credit approval or credit refusal in all cases.

         9. Handling and Acceptance of Offers. REPRESENTATIVE shall submit all offers to purchase Advertising Services to COMPANY within two (2) business days following receipt of the offer. All offers shall be subject to acceptance or rejection by COMPANY, which acceptance or rejection shall be communicated in writing to REPRESENTATIVE for delivery to the offeror. COMPANY shall use reasonable efforts to respond to any offers made through REPRESENTATIVE as soon as practicable. COMPANY reserves the right to refuse any business for any good faith business reason.

         10. Invoices and Collections.

                  10.1 COMPANY shall submit invoices for the sale of the Advertising Services directly to the advertiser, with a copy to REPRESENTATIVE if any commission is payable. COMPANY shall receive all payments from advertisers and REPRESENTATIVE shall not collect or receive payments unless specifically authorized in writing by COMPANY to do so. REPRESENTATIVE shall immediately forward to COMPANY any remittances in any form, which it receives from advertisers.

                  10.2 REPRESENTATIVE shall not make any allowances or adjustments in accounts with advertisers.

         11. Intellectual Property.

                  11.1 REPRESENTATIVE acknowledges that the Marks are owned solely and exclusively by COMPANY and that nothing contained in this Agreement shall give to REPRESENTATIVE any right, title or interest in the Marks and that REPRESENTATIVE's use of the Marks shall inure only to the benefit of COMPANY.

                  11.2 REPRESENTATIVE shall not use any Marks except for the purpose of fulfilling its duties under this Agreement and in a manner authorized in writing by COMPANY. REPRESENTATIVE shall not use the name "NTN Network" or any of the Marks as part of a trade

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name, service mark, business name, trade style, fictitious business name or
d.b.a. or for other similar purposes.

                  11.3 REPRESENTATIVE agrees that it shall not seek or obtain any registration of the Marks (including any colorable imitations, translations or transliterations thereof) in any name or participate directly or indirectly in such registration without COMPANY's prior written consent. REPRESENTATIVE further acknowledges and agrees that if it has obtained or obtains in the future any such right, title or interest it will do so as an agent and for the benefit of COMPANY. REPRESENTATIVE further agrees to execute any and all instruments deemed by COMPANY, and/or its respective attorneys or REPRESENTATIVEs, to be necessary to transfer such right, title or interest to COMPANY.

                  11.4 REPRESENTATIVE agrees, during and after the term of this Agreement, not directly or indirectly (by causing others or otherwise) to take any action challenging or opposing, or raise any questions concerning, the validity or ownership of the Marks, or any other trademarks, service marks or other intellectual property owned by COMPANY.

                  11.5 REPRESENTATIVE shall be vigilant in detecting any possible infringements, counterfeiting, or other claims or actions in derogation of any Marks by any third parties and to inform COMPANY promptly of any such infringement, claim or action; provided, however, REPRESENTATIVE shall not take any action on account of such infringement, claim or action and shall have no right to determine whether any action is taken.

                  11.6 If REPRESENTATIVE, alone or with others, develops any written material pertaining to the Advertising Services or COMPANY which may be copyrighted, it shall assign all right to obtain such copyrights to COMPANY. REPRESENTATIVE further agrees that such material shall be deemed "made for hire" under U.S. law, thereby vesting ownership in COMPANY.

                  11.7 Before or during the term of this Agreement, REPRESENTATIVE may or will be made aware of confidential information of COMPANY relating to the Advertising Services, this Agreement, or present or anticipated products, processes, know-how, customers, sales, business affairs, contractual arrangements, pricing or other financial information, identities of employees, agents or REPRESENTATIVE or similar information. During and after the term of this Agreement, REPRESENTATIVE agrees to maintain in strict confidence and not to disclose, except to employees of REPRESENTATIVE who must have access to the information to perform duties hereunder, any confidential information. REPRESENTATIVE shall take every reasonable precaution to protect the confidentiality of the confidential information, consistent with the higher of the standard of care that REPRESENTATIVE exercises with respect to its own confidential information or the standard of care that an ordinarily prudent business would exercise to protect its own confidential information. Information shall be considered confidential if COMPANY so informs REPRESENTATIVE or if REPRESENTATIVE knew or reasonably should have known that the information was confidential.



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         12. Termination.

                  12.1 Either party shall have the right to terminate this Agreement for cause, prior to the expiration of the term hereof, upon the occurrence of any of the following events:

                           12.1.1 Breach or default by the other of any of the
terms, obligations, covenants, or representations of warranties under the Agreement, which is not cured within thirty (30) days following notice of the breach or default from the non-defaulting party.

                           12.1.2 The other party is declared insolvent or
bankrupt, or makes an assignment for the benefit of creditors, or a receiver is appointed, or any proceeding is demanded by, for, or against the other under any provision of the Federal Bankruptcy Act or any amendment thereof.

                  12.2 Either party may terminate the Agreement for its sole convenience by giving to the other party not less than thirty (30) days' notice in writing of its intention to terminate the Agreement on the date specified in the notice.

                  12.3 COMPANY may terminate this Agreement on notice to REPRESENTATIVE if, in the reasonable and good faith opinion of COMPANY, REPRESENTATIVE experiences a material adverse change in its organization or operation which makes it unlikely that REPRESENTATIVE can adequately perform its duties pursuant to this Agreement.

                  12.4 Promptly upon expiration of the term or other termination (for any reason) of this Agreement, REPRESENTATIVE shall immediately and forever thereafter cease to solicit offers to purchase Advertising Services or to represent in any manner that it is an advertising sales REPRESENTATIVE of or otherwise associated with COMPANY. Upon termination, REPRESENTATIVE shall deliver to COMPANY any promotional, advertising or other materials that relate to COMPANY or the NTN Network. COMPANY shall not be liable to REPRESENTATIVE for any loss to REPRESENTATIVE of present or prospective profits from sales, investments or goodwill resulting from the termination of the Agreement. Section 11 shall survive termination of this Agreement.

         13. General.

                  13.1 REPRESENTATIVE indemnifies, defends and holds COMPANY and directors, officers, shareholders, employees and agents harmless from and against any and all liability, loss, cost, damage or expense, including attorneys' fees and disbursements, arising from REPRESENTATIVE's activities or REPRESENTATIVE's failure to comply with this Agreement or applicable law.

                  13.2 Neither party shall be liable to the other party for damages caused by a delay or failure of performance, other than a failure timely to pay money, resulting directly or indirectly from any cause beyond its reasonable control.


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                  13.3 COMPANY shall be entitled to assign any or all of its rights or delegate any or all of its duties under this Agreement. REPRESENTATIVE shall not assign (by operation of law or otherwise) any of its rights or delegate any of its duties under this Agreement without the prior consent of COMPANY. This Agreement is binding upon and shall inure to the benefit of the parties and their respective successors and permitted assignees.

                  13.4 Any notice, request, demand, or other communication required or permitted under this Agreement, shall be in writing and shall be deemed to be properly given (i) if personally delivered; (ii) three (3) days after deposit in the mails if mailed by certified or registered air mail, postage prepaid; or (iii) twenty-four (24) hours after being sent by facsimile with confirmation sent as provided in (ii) above, addressed or transmitted as set forth on the signature page, or to such other address or facsimile number as from time to time may be given in the manner permitted above.

                  13.5 Each number and gender used in this Agreement shall be deemed to include each other number and gender as the context may require. The headings contained in this Agreement shall not constitute a part thereof and shall not be used in its construction or interpretation.

                  13.6 If any provision of this Agreement is found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed to be modified to the minimum extent necessary to cause it to be valid and enforceable and its invalidity or unenforceability shall not affect the other provisions of this Agreement, which shall remain in full force and effect.

                  13.7 This Agreement may be amended or modified only by a writing executed by both parties.

                  13.8 This Agreement shall be construed and governed in accordance with the internal laws of the State of California.

                  13.9 Any controversy or claim arising out of this Agreement, including claims arising under statutory or common law, or including any controversy or claim as to arbitrability or rescission, shall be settled by binding arbitration before a single arbitrator selected through American Arbitration Association. The arbitration hearing shall be conducted in San Diego County, California. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall not under any circumstances have any authority to award punitive, exemplary, or similar damages.

                  13.10 Either party may pursue equitable remedies including specific performance of this Agreement or preliminary or permanent injunctions against the breach of this Agreement in any court having jurisdiction thereof without resort to arbitration. REPRESENTATIVE acknowledges that there will be no adequate remedy at law for its failure to comply with the terms of this Agreement and agrees that COMPANY shall have the right to have


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any breach of this Agreement remedied by equitable relief, without the necessity of COMPANY posting any bond or proving any damages. For this purpose, REPRESENTATIVE hereby consents to be subject to the jurisdiction of the Superior Court of the State of California for San Diego County.

                  13.11 This Agreement contains the entire agreement between the parties relating to the subject matter of this Agreement. All other oral or written contracts and agreements (including agreements arising by course of dealing, trade usage or course of performance) between the parties which relate thereto are hereby terminated.

                  13.12 Each party warrants and represents that it has the power to enter into this Agreement and perform in accordance with the provisions hereof and that the execution and performance of the Agreement has been duly and validly authorized in accordance with all applicable laws and governing instruments.

                  13.13 No waiver of any breach of any of the provisions of this Agreement shall be construed to be a waiver of any succeeding breach of the same or any other provision.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"COMPANY":                                    "REPRESENTATIVE":

NTN COMMUNICATIONS, INC.                      BARON ENTERPRISES, INC.
A Delaware corporation                        a California corporation


By /s/ Mark deGorter                          By /s/ Barry Bergsman
  -------------------------                      ------------------------------
  Mark deGorter                                  Barry Bergsman
  Title: President & COO                         Title: President
  The NTN Network
                                              Address: 415 Denslow Avenue
Address: 5966 La Place Court                           Los Angeles, CA  90049
         Carlsbad, CA  92008                  Phone:
Phone:   (760) 438-7400                       Fax:
Fax:     (760) 929-5293


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                                   EXHIBIT "A"

                                GLOSSARY OF TERMS

         1. "Advertising Contract" means an agreement between the COMPANY and an advertiser for the provision of Advertising Services.

         2. "Advertising Services" means advertising, sponsorships and other marketing opportunities produced for and broadcast on the NTN Network to hospitality venues or ntn.com only but not to commercial online services or other cable, telephone or satellite networks.

         3. "Commission Rate" means 35% of Net Advertising Revenues.

         4. "Marks" means "NTN Network" as shown in U.S. Trademark Registration No. 2,252,866 granted on June 15, 1999, and in related foreign registrations and applications, each whether alone or in combination, and any other trademarks used now or in the future with COMPANY services or broadcast content; provided, however, that the appearance and/or style of the Marks may vary from time to time as specified by COMPANY in its sole discretion without affecting this Agreement.

         5. "Net Advertising Revenues" means, with respect to any Advertising Contract, the dollar amount of any invoice submitted by the COMPANY to an advertiser less (i) the amount of such invoice allocable to any on-site marketing activities or any research, design, production, mechanical distribution or related services preformed by COMPANY and (ii) the amount of fees or commissions payable by the COMPANY to any advertising agency representing such advertiser which are payable from the invoiced amount.

         6. "NTN Network(R)" means the two-way interactive entertainment programming broadcast by the COMPANY to multi-player group viewing locations in hospitality venues, the Internet commercial online services and other cable, telephone and satellite networks.

         7. "Standards of Usage" provides that NTN Authorized Representatives (independent hospitality division sales support and advertising sales representatives) are responsible for providing their own letterhead, business cards and other corporate identity materials which must exhibit the nomenclature, "Authorized Representative", in conjunction with the NTN corporate logo. The NTN logo may not be used without also using REPRESENTATIVE'S own company logo to ensure that their business' independent status is apparent to the customer in all materials. The NTN logo must appear no larger than 1/2" in width on REPRESENTATIVE'S business cards, letterheads and envelopes.




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                            ACKNOWLEDGMENT OF RECEIPT

         The undersigned hereby acknowledges receipt of a signed copy of the Advertising Sales Representative Agreement dated as of May 8, 2001 between NTN Communications, Inc. and Baron Enterprises, Inc.


                                      BARON ENTERPRISES, INC.



                                      By: /s/ BARRY BERGSMAN
                                         --------------------------------------
                                            BARRY BERGSMAN
                                            President

                                      Date: 5/9/01
                                           ------------------------